SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 31, 2007


                           SPRINGBANK RESOURCES, INC.
                           --------------------------
                 (Name of Small Business Issuer in its charter)


         Nevada                       None                    20-4854758
       -----------                ------------             ---------------
(State of incorporation)      (Commission File No.)         (IRS Employer
                                                          Identification No.)

                         Suite 150, 1300 8th Street, SW
                                Calgary, Alberta
                                 Canada T2R 1B2
                   ------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (866) 581-0266


                                       N/A
                           --------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry Into a Material Definitive Agreement


     On August 31, 2007 Springbank Resources, Inc. signed an agreement to acquire Location Based Technologies, Corp. (formerly known as PocketFinder LLC) for 18,384,500 shares of Springbank's common stock.

     Location Based Technologies has developed an innovative wireless personal location device which uses the U.S. Department of Defense's Global Positioning System ("GPS") satellites and General Packet Radio Service ("GPRS") technology over the Global Systems Mobile ("GSM") network. Location Based Technologies is in the development stage and has not yet generated any revenues.

     Following the closing, and at the election of holders of convertible notes sold by Location Based Technologies, up to 4,787,000 additional shares of Springbank's common stock may be issued in payment of $4,787,000 owed to the note holders.

     The closing of the acquisition is subject to a number of conditions, including the completion of an audit of the financial statements of Location Based Technologies.

     On August 31, 2007 Springbank also agreed to sell its five oil and gas wells in Oklahoma to Energy Capture Corp. The $67,135 purchase price for the wells will be paid by Energy Capture Corp. assuming $67,135 owed by Springbank to the operator of the wells.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 4, 2007                 SPRINGBANK RESOURCES, INC.

                                          By: /s/ Clint Black
                                             -----------------------------------
                                                  Clint Black, President